UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2007

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
     On January 16, 2007, Park National Corporation (“Park”) issued a news release (the “News Release”) announcing earnings for the three months and twelve months ended December 31, 2006. A copy of the News Release is included as Exhibit 99.1 and incorporated by reference.
Item 8.01 — Other Events
Announcement of Earnings
     On January 16, 2007, Park issued a news release announcing earnings for the three months and twelve months ended December 31, 2006. A copy of the News Release is included as Exhibit 99.1 and incorporated by reference.
Calling of 2007 Annual Meeting of Shareholders
     At their meeting on January 16, 2007, the Park Board of Directors called the 2007 Annual Meeting of Shareholders of Park National Corporation to be held on Monday, April 16, 2007, at 2:00 p.m., Eastern Time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio. The Park Board of Directors established February 21, 2007 as the record date for the determination of the shareholders of Park entitled to receive notice of, and to vote at, the 2007 Annual Meeting of Shareholders.
Declaration of Cash Dividend
     As reported in the News Release, on January 16, 2007, the Park Board also declared a $0.93 per share regular quarterly cash dividend in respect of Park’s common shares. The dividend is payable on March 9, 2007 to shareholders of record as of the close of business on February 21, 2007. A copy of the News Release is included as Exhibit 99.1 and incorporated by reference.
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on January 16, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: January 16, 2007	By:	/S/ John W. Kozak John W. Kozak Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated January 16, 2007
Park National Corporation

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on January 16, 2007.

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